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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accounts, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

Peter C. Cosmas Co. CPA

April 19, 1999